UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
J. MICHAEL EGAN
PETER A. FELD
STEVEN J. LEE
CHARLES T. ORSATTI

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Ramius Value and Opportunity Master Fund Ltd, an affiliate of Ramius LLC (“Ramius”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a solicitation statement and an accompanying WHITE request form to be used to solicit written requests from shareholders of Orthofix International N.V., a limited liability company organized under the laws of the Netherlands Antilles (the “Company”), to call a special general meeting of the Company for the purpose of seeking to remove and replace certain directors of the Company.

Ramius is mailing its solicitation statement and an accompanying WHITE request form to holders of Common Stock as of January 6, 2009, the record date in connection with the solicitation.

Item 1: On January 20, 2009, Ramius issued the following press release:

RiskMetrics Group Supports Ramius Proposal to Call Special Meeting of Orthofix Shareholders

Tuesday January 20, 6:30 am ET

Recommends Shareholders Complete and Return WHITE Request Card Today

NEW YORK--(BUSINESS WIRE)--RCG Starboard Advisors, LLC, a subsidiary of Ramius LLC, together with their respective affiliates (the “Ramius Group”), today announced that RiskMetrics Group (“RiskMetrics” or “RMG”), the leading independent proxy voting advisory and corporate governance services firm formerly known as ISS, has recommended that shareholders of Orthofix International N.V. (“Orthofix” or the “Company”) (Nasdaq: OFIX - News) vote FOR Ramius’ proposal to call a special general meeting for the purpose of making substantial changes to the composition of Orthofix’s Board of Directors. Ramius is the beneficial owner of approximately 5.1% of the Company’s outstanding common shares.

RiskMetrics noted the following in its recommendation to its clients holding Orthofix shares:

“RMG policy supports the right of shareholders to call a special meeting. Furthermore, RMG generally supports shareholders’ written consent solicitation to call a special meeting, unless the request is abusive or frivolous.

“Given the information available, and the dissident’s solicitation, there is no indication that the request to call a special meeting by Ramius is abusive or frivolous, as it pertains to potentially material issues. Therefore, the written request by the dissident to call a special meeting warrants shareholder support, so that shareholders are able to exercise their franchise.”

Ramius Partner Jeffrey C. Smith commented, “We are pleased that RiskMetrics supports the rights of shareholders to call a special meeting and has recommended that Orthofix shareholders vote for our proposal. We urge our fellow shareholders to complete and return the WHITE request card as soon as possible. At the special meeting, shareholders will then be able to elect board members that will represent their best interests.”

Shareholders who have questions, or need assistance in voting their shares, should call Ramius’ proxy solicitors, Innisfree M&A Incorporated, Toll-Free at 888-750-5884 or collect at 212-750-5833. For more information on how to vote, as well as other solicitation materials, please visit www.ShareholdersForOrthofix.com.

About Ramius LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

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CERTAIN INFORMATION CONCERNING PARTICIPANTS

Ramius Value and Opportunity Master Fund Ltd (“Value and Opportunity Master Fund”), together with the other participants named herein, has filed a definitive solicitation statement and an accompanying WHITE request card with the Securities and Exchange Commission (“SEC”) to be used to solicit written requests from shareholders of Orthofix International N.V., a limited liability company organized under the laws of the Netherlands Antilles (the “Company”), to call a special general meeting of the Company for the purpose of seeking to remove and replace certain directors of the Company.

If successful in their solicitation of written requests to call the special general meeting, the participants intend to file and disseminate a separate proxy statement and proxy card relating to proposals to be voted upon at the special general meeting.

VALUE AND OPPORTUNITY MASTER FUND ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE SOLICITATION STATEMENT AND OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE CONSENT SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE SOLICITATION STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5884.

The participants in the proxy solicitation are Value and Opportunity Master Fund, Ramius Enterprise Master Fund Ltd (“Enterprise Master Fund”), Ramius Advisors, LLC (“Ramius Advisors”), RCG Starboard Advisors, LLC (“RCG Starboard Advisors”), Ramius LLC (“Ramius”), C4S & Co., L.L.C. (“C4S”), Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”), Jeffrey M. Solomon (“Mr. Solomon”), Peter A. Feld (“Mr. Feld”), J. Michael Egan (“Mr. Egan”), Steven J. Lee (“Mr. Lee”) and Charles T. Orsatti (“Mr. Orsatti”).

As of the date of this filing, Value and Opportunity Master Fund beneficially owns 765,045 shares of Common Stock of the Company. RCG Starboard Advisors, as the investment manager of Value and Opportunity Master Fund, is deemed to be the beneficial owner of the 765,045 shares of Common Stock of the Company owned by Value and Opportunity Master Fund.

As of the date of this filing, Enterprise Master Fund beneficially owns 106,935 shares of Common Stock of the Company. Ramius Advisors, as the investment advisor of Enterprise Master Fund, is deemed to be the beneficial owner of the 106,935 shares of Common Stock of the Company owned by Enterprise Master Fund.

Ramius, as the sole member of each of RCG Starboard Advisors and Ramius Advisors, C4S, as the managing member of Ramius, and Messrs. Cohen, Stark, Strauss and Solomon, as the managing members of C4S, are each deemed to be the beneficial owners of the 765,045 shares of Common Stock of the Company owned by Value and Opportunity Master Fund and the 106,935 shares of Common Stock of the Company owned by Enterprise Master Fund. Messrs. Cohen, Stark, Strauss and Solomon share voting and dispositive power with respect to the shares of Common Stock of the Company owned by Value and Opportunity Master Fund and Enterprise Master Fund by virtue of their shared authority to vote and dispose of such shares of Common Stock.

As of the date of this filing, none of Messrs. Feld, Egan, Lee or Orsatti directly own any shares of Common Stock of the Company.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Contact:

Media & Shareholders:
Sard Verbinnen & Co
Dan Gagnier/ Renée Soto/Jonathan Doorley
212-687-8080

Source: Ramius LLC